UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):April 1, 2019

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Wells Avenue, 3rd Floor Yonkers, New York		10701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 207-2300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2019, Steven C. Gilman, Ph.D. notified ContraFect Corporation (the “Company”) of his resignation as President and Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of the Company, effective as of April 2, 2019. The Board appointed Roger J. Pomerantz, M.D., F.A.C.P. to succeed Dr. Gilman as the Company’s President and Chief Executive Officer and Chairman of the Board. Dr. Gilman will continue to serve as a director of the Company, and was appointed to serve as Vice Chairman of the Board and as Chairman of the Science and Technology Committee.

Dr. Pomerantz, 62, has served on the Company’s Board since April 2014 and served as Vice Chairman from May 2014 to April 2019. Since November 2013, Dr. Pomerantz has served as Chairman of the board of directors of Seres Therapeutics, Inc., a biotechnology company, and as its President and Chief Executive Officer from June 2014 to January 2019. From 2011 to 2013, he was formerly Worldwide Head of Licensing & Acquisitions, Senior Vice President at Merck & Co., Inc. where he oversaw all licensing and acquisitions at Merck Research Laboratories. Previously, he served as Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for Johnson & Johnson Pharmaceuticals. He joined Johnson & Johnson in 2005 as President of Tibotec Pharmaceuticals, Inc. Dr. Pomerantz received his B.A. in Biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He received post-graduate training at the Massachusetts General Hospital, Harvard Medical School and M.I.T. Dr. Pomerantz is Board Certified in both Internal Medicine and Infectious Diseases. He was Professor of Medicine, Biochemistry and Molecular Pharmacology, Chief of Infectious Diseases, and the Founding Director and Chair of the Institute for Human Virology and Biodefense at the Thomas Jefferson University and Medical School. He has developed nine drugs approved world-wide in important diseases, including HIV, HCV, and tuberculosis. We believe that Dr. Pomerantz’s significant scientific, executive and board leadership experience in drug development and in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

On April 2, 2019, in connection with his appointment as President and Chief Executive Officer, Dr. Pomerantz entered into an employment agreement (the “Employment Agreement”) with the Company pursuant to which Dr. Pomerantz is entitled to receive an annual base salary of $550,000, subject to periodic review and adjustment by the Board, and an annual target bonus opportunity of 80% of his annual base salary. In addition, the Board has granted Dr. Pomerantz a stock option under its 2014 Omnibus Incentive Plan to purchase 3,200,000 shares of the Company’s common stock, which will vest as to 25% of the underlying shares on the first anniversary of Dr. Pomerantz commencing employment with the Company and as to an additional 6.25% of the underlying shares upon Dr. Pomerantz’s completion of each three months of continuous service to the Company thereafter.

If Dr. Pomerantz’s employment is terminated by the Company without Cause or Dr. Pomerantz resigns his employment for Good Reason, within the meaning of and under the Employment Agreement, he will be entitled to receive (i) an amount equal to 1.5 times the sum of his annual base salary and his target annual bonus for the year of termination, payable in the form of salary continuation in regular installments over 18 months, (ii) any unpaid annual bonus earned during the previous fiscal year as determined by the Board, (iii) payment of the premiums to continue coverage under the Company’s group health plans, if elected, for 18 months following his employment termination or, if earlier, until the date Dr. Pomerantz becomes no longer eligible for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or becomes eligible to receive comparable coverage from a subsequent employer and (iv) accelerated vesting of equity awards that would otherwise vest based solely on Dr. Pomerantz’s continued service or employment during the 18 months following termination of his employment. The Employment Agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control of the Company, in addition to the benefits described in the previous sentence, Dr. Pomerantz is entitled to, without duplication, full accelerated vesting of equity awards that would otherwise vest based solely on Dr. Pomerantz’s continued service or employment.

Dr. Pomerantz’s rights to receive termination payments and benefits are conditioned upon executing a general release of claims in the Company’s favor. Dr. Pomerantz has agreed to refrain from disclosing the Company’s confidential information during or at any time following his employment with the Company and from competing with the Company or soliciting its employees or consultants for 18 months following termination of his employment.

As a result of his appointment as President and Chief Executive Officer, Dr. Pomerantz is no longer eligible to receive compensation for his service on the Board and its committees in accordance with the Company’s non-employee director compensation program.

On April 2, 2019, in connection with his resignation, Dr. Gilman entered into a separation agreement and release (the “Separation Agreement”) with the Company pursuant to which Dr. Gilman will receive (i) an amount in cash equal to 25% of the annual bonus that Dr. Gilman would have earned for the 2019 calendar year had he remained continuously employed, as determined by the Board based on actual performance, which amount, if any, shall be paid to Dr. Gilman in a lump sum at the same time in 2020 as annual performance bonuses for 2019 are paid to the Company’s actively employed executive officers and (ii) payment of the premiums to continue coverage under the Company’s group health plans, if elected, pursuant to COBRA, until December 31, 2019 or, if earlier, the date Dr. Gilman becomes no longer eligible for COBRA or becomes eligible to receive comparable coverage from a subsequent employer. As a result of his resignation as President and Chief Executive Officer, Dr. Gilman is eligible to receive compensation for his service on the Board and its committees in accordance with the Company’s non-employee director compensation program. Dr. Gilman’s service on the Board will also constitute his continued service to the Company for purposes of the vesting and post-termination exercise period of each option to purchase shares of the Company’s common stock held by Dr. Gilman as of his resignation.

The description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 2, 2019, by and between ContraFect Corporation and Roger J. Pomerantz

10.2	Separation Agreement and Release, dated as of April 2, 2019, by and between ContraFect Corporation and Steven C. Gilman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: April 2, 2019	By:	/s/ Natalie Bogdanos
Name: Natalie Bogdanos
Title: General Counsel & Corporate Secretary